EXHIBIT 99.1
Academy Sports + Outdoors Announces Pricing of Senior Secured Notes

KATY, Texas (May 4, 2026) – Academy Sports and Outdoors, Inc. (“Academy”) (Nasdaq: ASO) today announced that its wholly-owned subsidiary, Academy, Ltd. (the “Issuer”), priced a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of $500 million aggregate principal amount of 5.875% senior secured notes due 2031 (the “Notes”). The offering is expected to close on May 14, 2026, subject to customary closing conditions.

The Issuer intends to use the net proceeds from the Notes to fund the redemption of all of its outstanding senior secured notes due 2027 (the “Redemption”), repay all outstanding amounts owing under its term loan facility, pay related fees and expenses, and for general corporate purposes.

The Notes will be guaranteed on a senior secured basis by certain of Academy’s subsidiaries that guarantee the Issuer’s credit facilities. The Notes and the related guarantees will be secured by (i) a first-priority lien on substantially all of the Issuer’s and the guarantors’ personal property, and (ii) a second-priority lien on the Issuer’s and the guarantors’ personal property securing the Issuer’s asset-based revolving credit facility on a first-priority basis.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes and the related guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release does not constitute a notice of redemption for the senior secured notes due 2027. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to more than 300 stores across 21 states and counting. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit www.academy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements discussed in this press release that are not purely historical data are

EXHIBIT 99.1
forward-looking statements, including, but not limited to, the statements regarding the Notes and the use of proceeds therefrom, including the Redemption and repayment of the term loan facility. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on Academy. The forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to factors that are set forth in Academy’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, except as may be required by any applicable securities laws.

Media inquiries:
Meredith Klein, Vice President of Communications
346.826.6615
meredith.klein@academy.com

Investor inquires:
Dan Aldridge, Vice President of Investor Relations
832.739.4102
dan.aldridge@academy.com